AMENDED AND RESTATED INVESTOR SERVICING AGREEMENT

This AGREEMENT is made as of the 1st day of January, 2005, between each of the Putnam Funds listed in Appendix A hereto (as the same may from time to time be amended to add one or more additional Putnam Funds or to delete one or more of such Funds), each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each of such Funds being hereinafter referred to as the "Fund"), and Putnam Investment Management, LLC (the "Manager"), a Delaware limited liability company, and Putnam Fiduciary Trust Company (the "Agent"), a Massachusetts trust company, and amends and restates the Investor Servicing Agreement dated as of June 3, 1991 between each of the Funds, Putnam Investment Management, Inc., as predecessor in interest to the Manager, and the Agent.

W I T N E S S E T H:

WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940; and

WHEREAS, the Fund desires to engage the Manager and the Agent to provide all services required by the Fund in connection with the establishment, maintenance and recording of shareholder accounts, including without limitation all related tax and other reporting requirements, and the implementation of investment and redemption arrangements offered in connection with the sale of the Fund's shares; and

WHEREAS, the Agent, an affiliate of the Manager, is willing to provide such services on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

1. APPOINTMENT.

The Fund hereby appoints the Agent as its "Investor Servicing Agent" on the terms and conditions set forth herein. In such capacity the Agent shall act as transfer, distribution disbursing and redemption agent for the Fund and shall act as agent for the shareholders of the Fund in connection with the various shareholder investment and/or redemption plans from time to time made available to shareholders. The Agent hereby accepts such appointment and agrees to perform the respective duties and functions of such offices in accordance with the terms of this agreement and in a manner generally consistent with the practices and standards customarily followed by other high quality investor servicing agents for registered investment companies.

Notwithstanding such appointment, however, the parties agree that the Manager may, upon thirty (30) days prior written notice to the Fund, assume such appointment and perform such duties and functions itself. Pending any such assumption, however, the Manager hereby guarantees the performance of the Agent hereunder and shall be fully responsible to the Fund, financially and otherwise, for the performance by the Agent of its agreements contained herein.

2. GENERAL AUTHORITY AND DUTIES.

By its acceptance of the foregoing appointment, the Agent shall be responsible for performing all functions and duties which, in the reasonable judgment of the Fund, are necessary or desirable in connection with the establishment, maintenance and recording of the Fund's shareholder accounts and the conduct of its relations with shareholders with respect to their accounts. Without limiting the generality of the foregoing, the Agent shall be responsible:

(a) as transfer agent, for performing all functions customarily performed by transfer agents for registered investment companies, including without limitation all functions necessary or desirable to establish and maintain accounts evidencing the ownership of securities issued by the Fund and, to the extent applicable, the issuance of certificates representing such securities, the recording of all transactions pertaining to such accounts, and effecting the issuance and redemption of securities issued by the Fund;

(b) as distribution disbursing agent, for performing all functions customarily performed by distribution disbursing agents for registered investment companies, including without limitation all functions necessary or desirable to effect the payment to shareholders of distributions declared from time to time by the Trustees of the Fund;

(c) as redemption agent for the Fund, for performing all functions necessary or desirable to effect the redemption of securities issued by the Fund and payment of the proceeds thereof; and

(d) as agent for shareholders of the Fund, performing all functions necessary or desirable to maintain all plans or arrangements from time to time made available to shareholders to facilitate the purchase or redemption of securities issued by the Fund.

The Agent shall also be responsible for performing the foregoing functions and duties, to the extent applicable, with respect to participants in retirement plans administered by Mercer HR Outsourcing, LLC (MHRO) that have invested, through such plans, in the Fund. At its own cost and expense, the Agent may hire MHRO to provide some or all of such services with respect to such participants; provided that (a) the Trustees of the Fund have approved the appointment of MHRO; (b) MHRO agrees to be bound by the terms of an agreement with the Agent (i) whereby MHRO extends to the Fund all of the rights it would have had against the Agent if the Agent were providing the services directly to the Fund pursuant to this Agreement and (ii) which requires MHRO to provide such services in a manner generally consistent with the practices and standards customarily followed by other high quality retirement plan servicing agents; (c) the Agent shall be fully responsible to the Fund, financially and otherwise, for the performance by MHRO of such services, it being understood by the parties that the duties and obligations of the Agent are in no way relieved by the appointment of MHRO and that the Agent remains fully liable to the Fund for any and all losses arising out of the provision of, or the failure to provide, such services by MHRO (pursuant to Section 6 hereof or otherwise), to the same extent that the Agent would have been liable if MHRO had not been appointed; (d) without in any way limiting the applicability to the Agent of the other provisions of this Agreement, the Agent shall enter into an agreement with MHRO that requires MHRO to comply with the provisions of the last paragraph of this Section 2 and the provisions of Sections 4, 7, 9 and 10 of this Agreement in substantially the same manner as if MHRO were a party to this Agreement; and (e) the Agent shall continually monitor the nature and quality of the services performed by MHRO, reporting to the Trustees at such times and in such manner as requested by the Trustees. For avoidance of doubt, MHRO shall have no rights under this Agreement, including any rights to indemnification. The Agent shall provide to the Fund a copy of the agreement referred to herein and a copy of any amendments to such agreement promptly upon execution. The Agent shall be permitted at any time to terminate the agreement referred to herein pursuant to the terms of such agreement; provided that the Agent shall provide notice to the Fund at least 90 days prior to any proposed termination of such agreement.

In performing its duties hereunder, in addition to the provisions set forth herein, the Agent shall comply with the terms of the Declaration of Trust, the Bylaws and the current Prospectus and Statement of Additional Information of the Fund, and with the terms of votes adopted from time to time by the Trustees and shareholders of the Fund, relating to the subject matters of this Agreement, all as the same may be amended from time to time.

3. OTHER THIRD PARTY SERVICING ARRANGEMENTS

Servicing arrangements may currently exist or may in the future be established with various third parties who have agreed to provide services to shareholders or to retirement plans and their participants who invest in the Fund. The Agent, and not the Fund, shall be fully responsible for the payment of all amounts owing to such service providers and shall monitor the provision of such services to such shareholders or plans and participants, reporting to the Trustees at such times and in such manner as the Trustees may request from time to time.

4. STANDARD OF SERVICE; COMPLIANCE WITH LAWS.

The Agent will use its best efforts to provide high quality services to the Fund's shareholders and in so doing will seek to take advantage of such innovations and technological improvements as may be appropriate or desirable with a view to improving the quality and, where possible, reducing the cost of its services to the Fund. In performing its duties hereunder, the Agent shall comply with the provisions of all applicable laws and regulations and shall comply with the requirements of any governmental authority having jurisdiction over the Agent or the Fund with respect to the duties of the Agent hereunder.

5. COMPENSATION.

The Fund shall pay to the Agent, for its services rendered and its costs incurred in connection with the performance of its duties hereunder, such compensation and reimbursements as may from time to time be approved by vote of the Trustees of the Fund.

6. DUTY OF CARE; INDEMNIFICATION.

The Agent will at all times act in good faith and exercise reasonable care in performing its duties hereunder. The Agent will not be liable or responsible for delays or errors resulting from circumstances beyond its control, including acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond its control of transportation, communication or power supply.

The Agent may rely on certifications of the Clerk, the President, the Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund as to any action taken by the shareholders or trustees of the Fund, and upon instructions not inconsistent with this Agreement received from the President, Vice Chairman, the Executive Vice President, the Senior Vice President or the Treasurer of the Fund. If any officer of the Fund shall no longer be vested with authority to sign for the Fund, written notice thereof shall forthwith be given to the Agent by the Fund and, until receipt of such notice by it, the Agent shall be entitled to recognize and act in good faith upon certificates or other instruments bearing the signatures or facsimile signatures of such officers. The Agent may request advice of counsel for the Fund, at the expense of the Fund, with respect to the performance of its duties hereunder.

The Fund will indemnify and hold the Agent harmless from any and all losses, claims, damages, liabilities and expenses (including reasonable fees and expenses of counsel) arising out of (i) any action taken by the Agent in good faith consistent with the exercise of reasonable care in accordance with such certifications, instructions or advice, (ii) any action taken by the Agent in good faith consistent with the exercise of reasonable care in reliance upon any instrument or certificate for securities believed by it (a) to be genuine, and (b) to be executed by any person or persons authorized to execute the same; provided, however, that the Agent shall not be so indemnified in the event of its failure to obtain a proper signature guarantee to the extent the same is required by the Declaration of Trust, Bylaws, current Prospectus or Statement of Additional Information of the Fund or a vote of the Trustees of the Fund, and such requirement has not been waived by vote of the Trustees of the Fund, or (iii) any other action taken by the Agent in good faith consistent with the exercise of reasonable care in connection with the performance of its duties hereunder.

In the event that the Agent proposes to assert the right to be indemnified under this Section 6 in connection with any action, suit or proceeding against it, the Agent shall promptly after receipt of notice of commencement of such action, suit or proceeding notify the Fund of the same, enclosing a copy of all papers served. In such event, the Fund shall be entitled to participate in such action, suit or proceeding, and, to the extent that it shall wish, to assume the defense thereof, and after notice from the Fund to the Agent of its election so to assume the defense thereof the Fund shall not be liable to the Agent for any legal or other expenses. The parties shall cooperate with each other in the defense of any such action, suit or proceeding. In no event shall the Fund be liable for any settlement of any action or claim effected without its consent.

7. MAINTENANCE OF RECORDS.

The Agent will maintain and preserve all records relating to its duties under this Agreement in compliance with the requirements of applicable statutes, rules and regulations, including, without limitation, Rule 31a-1 under the Investment Company Act of 1940. Such records shall be the property of the Fund and shall at all times be available for inspection and use by the officers and agents of the Fund. The Agent shall furnish to the Fund such information pertaining to the shareholder accounts of the Fund and the performance of its duties hereunder as the Fund may from time to time request. The Agent shall notify the Fund promptly of any request or demand by any third party to inspect the records of the Fund maintained by it and will act upon the instructions of the Fund in permitting or refusing such inspection.

8. FUND ACCOUNTS.

All moneys of the Fund from time to time made available for the payment of distributions to shareholders or redemptions of shares, or otherwise coming into the possession or control of the Agent or its officers, shall be deposited and held in one or more accounts maintained by the Agent solely for the benefit of the Funds.

9. INSURANCE.

The Agent will at all times maintain in effect insurance coverage, including, without limitation, Errors and Omissions, Fidelity Bond and Electronic Data Processing coverages, at levels of coverage consistent with those customarily maintained by other high quality investor servicing agents for registered investment companies and with such policies as the Trustees of the Fund may from time to time adopt.

10. EMPLOYEES.

The Agent shall be responsible for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others caused by such agents or employees. The Agent shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all applicable employer taxes thereunder with respect to such agents and employees, and such agents and employees shall in no event be considered to be agents or employees of the Fund.

11. TERMINATION.

This Agreement shall continue indefinitely until terminated by not less than ninety (90) days prior written notice given by the Fund to the Agent, or by not less than six months prior written notice given by the Agent to the Fund.

In the event that in connection with any such termination a successor to any of the Agent's duties or responsibilities hereunder is designated by the Fund by written notice to the Agent, the Agent will cooperate fully in the transfer of such duties and responsibilities, including provision for assistance by the Agent's personnel in the establishment of books, records and other data by such successor. The Fund will reimburse the Agent for all expenses incurred by the Agent in connection with such transfer.

12. MISCELLANEOUS.

This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

A copy of the Declaration of Trust (including any amendments thereto) of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                    THE PUTNAM FUNDS, listed on Appendix A

                       /s/ Charles E. Porter
                    By _____________________________________
                       Name: Charles E. Porter
                       Title: Executive Vice President

                    PUTNAM FIDUCIARY TRUST COMPANY

                       /s/ Steven D. Krichmar
                    By _____________________________________
                       Name: Steven D. Krichmar
                       Title: President

                    PUTNAM INVESTMENT MANAGEMENT, LLC

                       /s/ Charles E. Haldeman, Jr.
                    By _____________________________________
                       Name: Charles E. Haldeman, Jr.
                       Title: President


APPENDIX A
----------
Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asset Allocation Funds
-Balanced Portfolio
-Conservative Portfolio
-Growth Portfolio
Putnam California Tax Exempt Income Fund
Putnam Capital Appreciation Fund
Putnam Classic Equity Fund
Putnam Convertible Income-Growth Trust
Putnam Discovery Growth Fund
Putnam Diversified Income Trust
Putnam Equity Income Fund
Putnam Europe Equity Fund
Putnam Florida Tax Exempt Income Fund
Putnam Funds Trust
-Putnam Floating Rate Income Fund
-Putnam Income Opportunities Fund
-Putnam International Growth and Income Fund
-Putnam Prime Money Market Fund
-Putnam Small Cap Growth Fund
The George Putnam Fund of Boston
Putnam Global Equity Fund
Putnam Global Income Trust
Putnam Global Natural Resources Fund
The Putnam Fund for Growth and Income
Putnam Health Sciences Trust
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Income Fund
Putnam International Equity Fund
Putnam Investment Funds
-Putnam Capital Opportunities Fund
-Putnam Growth Opportunities Fund
-Putnam International New Opportunities Fund
-Putnam International Capital Opportunities Fund
-Putnam Mid Cap Value Fund
-Putnam New Value Fund
-Putnam Research Fund
-Putnam Small Cap Value Fund
Putnam Investors Fund
Putnam Limited Duration Government Income Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam New Opportunities Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam OTC & Emerging Growth Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam RetirementReady[REGISTRATION MARK] Funds
-Putnam RetirementReady 2050 Fund
-Putnam RetirementReady 2045 Fund
-Putnam RetirementReady 2040 Fund
-Putnam RetirementReady 2035 Fund
-Putnam RetirementReady 2030 Fund
-Putnam RetirementReady 2025 Fund
-Putnam RetirementReady 2020 Fund
-Putnam RetirementReady 2015 Fund
-Putnam RetirementReady 2010 Fund
-Putnam RetirementReady Maturity Fund
Putnam Tax Exempt Income Fund
Putnam Tax Exempt Money Market Fund
Putnam Tax-Free Income Trust
-Putnam AMT-Free Insured Municipal Fund
-Putnam Tax-Free High Yield Fund
Putnam Tax Smart Funds Trust
-Putnam Tax Smart Equity Fund[REGISTRATION MARK]
Putnam U.S. Government Income Trust
Putnam Utilities Growth and Income Fund
Putnam Variable Trust
-Putnam VT American Government Income Fund
-Putnam VT Capital Appreciation Fund
-Putnam VT Capital Opportunities Fund
-Putnam VT Discovery Growth Fund
-Putnam VT Diversified Income Fund
-Putnam VT Equity Income Fund
-Putnam VT The George Putnam Fund of Boston
-Putnam VT Global Asset Allocation Fund
-Putnam VT Global Equity Fund
-Putnam VT Growth and Income Fund
-Putnam VT Growth Opportunities Fund
-Putnam VT Health Sciences Fund
-Putnam VT High Yield Fund
-Putnam VT Income Fund
-Putnam VT International Equity Fund
-Putnam VT International Growth and Income Fund
-Putnam VT International New Opportunities Fund
-Putnam VT Investors Fund
-Putnam VT Mid Cap Value Fund
-Putnam VT Money Market Fund
-Putnam VT New Opportunities Fund
-Putnam VT New Value Fund
-Putnam VT OTC & Emerging Growth Fund
-Putnam VT Research Fund
-Putnam VT Small Cap Value Fund
-Putnam VT Utilities Growth and Income Fund
-Putnam VT Vista Fund
-Putnam VT Voyager Fund
Putnam Vista Fund
Putnam Voyager Fund